Execution Copy

COMMON SHARE PURCHASE AND REVENUE SHARE AGREEMENT

This Common Share Purchase and Revenue Share Agreement (this “Agreement”) is dated as of September 28, 2011, among Resource Holdings, Inc., a Nevada corporation (the “Company”), and West Ventures, LLC (the “Investor”).

WHEREAS, the Investor has agreed to make a loan (the “Loan”) to the Company pursuant to a Senior Secured Note Agreement between Company and Investor dated as of the date hereof (the “Loan Agreement”);

WHEREAS, as consideration for Investor’s agreement to make the Loan and enter into the Loan Agreement, the Company has agreed, subject to the terms and conditions hereof, and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, to issue to the Investor for no further consideration, the Common Shares;

WHEREAS, as further consideration for Investor’s agreement to make the Loan and enter into the Loan Agreement, the Company has agreed to grant Investor the Revenue Share;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Investor agree, with the intent to be legally bound, as follows:

ARTICLE I
DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Abdala Loan Agreement” means the Loan Agreement dated September __, 2011, between Reginaldo Luiz De Almeida Ferreira – ME and the Company, as amended from time to time.

“Abdala Mine” means the “Ore Properties” as such term is defined in the Abdala Loan Agreement.

 “Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.  With respect to the Investor, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Investor will be deemed to be an Affiliate of the Investor.

“Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in San Paolo, Brazil, Cuiaba, Brazil or the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Common Shares pursuant to Article II.

“Closing Date” means the date of this Agreement, or such other time as the Closing shall occur in accordance with the agreement of the parties.

“Commission” means the Securities and Exchange Commission.

“Common Shares” means the shares of Common Stock issued to the Investor at the Closing.

“Common Stock” means the common stock, par value $0.001 per share, of the Company and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company U.S. Counsel” means Pryor Cashman LLP, U.S. counsel to the Company.

“Disclosure Materials” means the SEC Reports and the Schedules, considered together.

“Effective Date” means the date that the Registration Statement required by Sections 2.1 or 2.2 of the Investor Rights Agreement is first declared effective by the Commission.

“Evaluation Date” means a date within 90 days prior to the filing date of the Form 10-Q for the Company’s most recently ended fiscal quarter.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles applied on a consistent basis during the periods involved.

“Intellectual Property Rights” means all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with the Company’s business as described in the SEC Reports.

“Intellectual Property” shall mean any or all of the following and all rights in, arising out of, or associated therewith: (a) all United States, international and foreign registered patents and applications therefor and all underlying patent rights, reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (b) all inventions (whether patentable or not), ideas, processes, invention disclosures, improvements, trade secrets, proprietary information, know-how, technology, improvements, discoveries, technical data, proprietary processes and formulae, all source and object code, algorithms, architectures, structures, display screens, layouts, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records; (c) all copyrights, copyrights registrations and applications therefor, copyrightable material including derivative works, revisions, transformations and adaptations, material that is subject to non-copyright disclosure protections, and all other works of authorship and designs (whether or not copyrightable), and all other rights corresponding thereto throughout the world; (d) all trade names, logos, trade dress, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (e) domain names; (f) web sites and related content; (g) intellectual property rights acquired by license or agreement; (h) all manuals, documentation and materials relating to the above; and (i) any equivalent rights to any of the foregoing anywhere in the world.

“Investor Parties” means the Investor and its directors, officers, shareholders, partners, employees and agents.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of the date of this Agreement, among the Company and the Investor, in the form of Exhibit A.

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind; other than restrictions on transfer of securities arising under federal or state securities laws and regulations.

“Losses” means any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of preparation and investigation.

“Material Adverse Effect” means any of (a) an adverse effect on the legality, validity or enforceability of any Transaction Document, (b) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (c) a material and adverse impairment to the Company’s ability to perform, on a timely basis, its obligations under any Transaction Document.

“Material Permits” means all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities to the Company or any of its Subsidiaries necessary to conduct their respective businesses as described in the SEC Reports.

“New York Courts” means the state and federal courts sitting in the City of New York, the Borough of Manhattan.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Registration Statement” means a registration statement, including amendments and supplements thereto, meeting the requirements set forth in the Investor Rights Agreement and covering the resale by the Investor of the Common Shares.

“Revenue” means, for any given period, the consolidated gross revenue of the Company and its Subsidiaries (as determined pursuant to GAAP) from the Abdala Mine for such period, after deduction of interest (but not principal) payable under the Loan Agreement (as applied to such period) and subject to increase or decrease for any adjustment to such gross revenue for expense reconciliations made pursuant to Section 12 of the Abdala Loan Agreement with respect to any prior period.  For avoidance of doubt, Revenue shall include any amounts which would otherwise be transferred to the Company under the Loan Agreement but are withheld to satisfy Brazilian withholding tax obligations of the Company or any Subsidiary of the Company in respect of such transfer.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“Schedules” means the disclosure schedules prepared by the Company and delivered to the Investor pursuant to this Agreement.

“SEC Reports” means all reports required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such reports).

“Securities Act” means the Securities Act of 1933, as amended.

“Short Sale” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board or the proposed BX Venture Market), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board or the proposed BX Venture Market), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board or the proposed BX Venture Market, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board or the proposed BX Venture Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the proposed BX Venture Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Investor Rights Agreement, the Loan Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

1.2           Other Definitional Provisions.  For purposes of this Agreement, whenever the context requires:  the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the draft party shall not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words “include” and “including”, and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Terms, other than those defined or referenced in Article I, may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have the specified meaning throughout this Agreement. The words “hereof”, “herein”, “hereby”, and “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to an Article of Section, or an Exhibit, are (unless otherwise stated) references to an Article or Section of, or an Exhibit to, this Agreement.

ARTICLE II
ISSUANCE OF COMMON SHARES

2.1           Closing.  Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue to the Investor 6,016,160 Common Shares.  The Closing shall take place at 10:00 a.m. on the Closing Date at the offices of DLA Piper LLP (US), 1251 Avenue of the Americas, New York, NY 10020-1104 or at such other time or location as the parties may agree, or through exchange of facsimile or pdf documents.

2.2           Conditions of the Investor’s Obligations.  It shall be a condition to the Investor’s obligation to perform under this Agreement that each of the following conditions are satisfied:

(a)           At the Closing, the Company shall deliver or cause to be delivered to each Investor the following:

(i)           a facsimile copy of a certificate free and clear of all restrictive and other legends (except as expressly provided in Section 5.1(b) hereof), evidencing the number of Common Shares issued to the Investor, registered in the name of the Investor or its custodian as indicated on the Investor’s signature page hereto (provided that originals of the same are delivered pursuant to the terms of Section 5.9);

(ii)          the Investor Rights Agreement, duly executed by the Company;

(iii)         the Loan Agreement, duly executed by the Company;

(iv)         the legal opinion of Company U.S. Counsel, in the form attached hereto as Exhibit B, executed by such counsel, addressed to the Investor;

(v)          a certificate of the Company’s Chief Executive Officer, as to the conditions set forth in Section 2.2(b), (c), (d) and (e) having been satisfied;

(vi)         a certificate of the Company’s secretary, as to (i) resolutions approving this Agreement, the Investor Rights Agreement, the Loan Agreement and the transactions contemplated hereby and thereby, (ii) the Company’s Articles of Incorporation; (iii) the Company’s Bylaws and (iv) the incumbency of the Company’s officers; and

(vii)        a copy of the Company’s Articles of Incorporation certified by the Secretary of State of Nevada;

(viii)       a good standing certificate for the Company and each Subsidiary requested by the Investor; and

(ix)         any other documents reasonably requested by the Investor.

(b)           The Company’s representations and warranties contained herein shall remain true and correct as of the Closing Date.

(c)           The Company shall have performed and complied with all of its covenants set forth herein.

(d)           From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to be by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Investor, makes it impracticable or inadvisable to purchase the Common Shares at the Closing.

(e)           As of the Closing Date, there shall have been no Material Adverse Effect since the date hereof.

2.3           Conditions of the Company’s Obligations.  It shall be a condition to the Company’s obligation to perform under this Agreement that each of the following conditions are satisfied:

(a)           At the Closing, the Investor shall deliver or cause to be delivered to the Company the following:

(i)            the Investor Rights Agreement, duly executed by the Investor; and

(ii)           the Loan Agreement, duly executed by the Investor.

(b)           The loan to be made to the Company under the Loan Agreement shall have been fully funded and the proceeds of such loan delivered to or upon the direction of the Company.

ARTICLE III

REVENUE SHARE; ANTI-DILUTION SHARES

3.1           Revenue Share.

(a)           Beginning on the Monday after the Closing Date, and on each Monday thereafter, or if any such day is not a Business Day, on the next succeeding Business Day, the Company shall pay Investor, in immediately available funds (subject to Section 3.1(b)), an amount equal to 50% of the amount of the Company’s Revenue for the prior week (the “Revenue Share”).  Any amounts payable hereunder not paid when due shall accrue interest at a rate of 10% per annum (the “Rate”) and shall automatically become an “Obligation” under the Loan Agreement (as defined therein) but notwithstanding anything in the Loan Agreement to the contrary shall continue to accrue interest at the Rate.

(b)           The payments to be made pursuant to Section 3.1(a) above may be made in gold bullion upon mutual agreement of the terms of such payment (including currency conversion and delivery) of the Company and the Investor.

(c)           If the Company shall suffer a disallowance of any foreign tax credits described in section 901 of the Internal Revenue Code of 1986, as amended, (the “Code”) as a result of a determination that any Brazilian withholding taxes imposed with respect to Revenue are properly the legal liability of Investor under Brazilian law, or are properly allocable to the Investor under section 704 of the Code (in either case, “Reallocated FTCs”) and the Investor actually receives and uses a credit with respect to such Reallocated FTCs under the Code (the “Reallocated FTC Credit”), (i) the Investor shall provide the Company with notice of the amount of the Reallocated FTC Credit which it has actually used and (ii) the Company may reduce future payments under section 3.1(a) above by an amount equal to the amount of the Reallocated FTC Credit set forth in such notice. The Company shall cooperate with Investor to facilitate Investor’s claiming of such Reallocated FTCs for U.S. federal income tax purposes.

(d)           The Company shall not amend, modify or terminate the Abdala Loan Agreement in a manner which would be reasonably expected to materially adversely effect the Revenue payable to Investor pursuant to the Revenue Share without the Investor's consent (not to be unreasonably withheld).

(e)           From and after the termination of the Deposit Account Control Agreement among the Company, Investor and HSBC Bank USA, National Association, the Company shall provide Investor the right to view on-line all deposit and withdrawal activity in any bank account into which payments from the Abdala Mine are made to the Company or any of its Subsidiaries.

3.2           Issuance of Anti-Dilution Shares.  If the Company consummates a Dilutive Financing prior to the later of the fifth anniversary of the Closing Date and the date the Company has paid in full all amounts payable by the Company under the Loan Agreement, the Company shall issue to the Investor, promptly after the closing of such Dilutive Financing, that number of shares of Common Stock (the “Anti-Dilution Shares”) which results in the Investor’s percentage ownership of the Company (calculated on a fully-diluted, as-converted basis) (the “Fully-Diluted Ownership”) after the Dilutive Financing to equal the Investor’s Fully-Diluted Ownership prior to the Dilutive Financing.  A “Dilutive Financing” means the Company’s sale and issuance of Common Stock, or securities convertible or exercisable thereinto,  in a transaction or series of related transactions in which the Company’s pre-money valuation is less than $30,000,000.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

4.1           Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to the Investor as of the date hereof and as of the Closing Date:

(a)           Subsidiaries.  The Company has no direct or indirect Subsidiaries other than those listed in the SEC Reports.  Except as disclosed in the SEC Reports and as disclosed on Schedule 4.1(a), the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b)           Organization and Qualification.  The Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational, charter or equivalent documents.  The Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or stockholders in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies, (ii) laws relating to the availability of specific performance, injunctive relief or other equitable principles of general application or (iii) with respect to the indemnification provisions of the Investor Rights Agreement, public policy.

(d)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the issuance of the Common Shares, the grant of the Revenue Share, and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational, charter or equivalent documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization (including any Trading Market) to which the Company or its securities are subject), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Investor Rights Agreement, (ii)  filings required by state securities laws, and the filing of a Notice of Sale of Securities on Form D with the Commission as required under Regulation D of the Securities Act, (iii) the filings required in accordance with Section 5.5, (iv) the application(s) to each Trading Market for the listing of the Shares for trading thereon in the time and manner required thereby and (v) those that have been made or obtained prior to the date of this Agreement.

(f)           Issuance of the Common Shares.  The Common Shares have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens.  The issuance of the Common Shares  is not subject to any preemptive or similar right to subscribe for or purchase securities.

(g)           Capitalization.  The authorized capital stock (the “Capital Stock”) of the Company, immediately prior to the Closing, will consist of:

(i)           Preferred Stock.  10,000,000 shares of preferred stock, $0.001 par value, none of which are issued and outstanding.

(ii)           Common Stock.  100,000,000 shares of Common Stock, $0.001 par value, of which 28,841,572 shares are issued and outstanding.  Section 4.1 of the Schedule of Exceptions contains a complete and accurate list of, and the number of shares owned by, the record holders of the outstanding Common Stock.

(iii)           Options.  6,000,000 shares of Common Stock are reserved for issuance under the Company’s 2010 Equity Incentive Plan (the “Option Plan”), under which options to purchase 5,250,000 of Common Stock have been granted by the Company and no shares of Common Stock have been issued pursuant to restricted stock purchase agreements and/or the exercise of outstanding options granted by the Company under the Option Plan.

All the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.  The Company has duly and validly reserved 6,000,000 shares of Common Stock for issuance under the Option Plan. Except for the options granted under the Option Plan and the rights created under this Agreement and the Investor Rights Agreement, there are no outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights or other agreements or commitments, either directly or indirectly, for the purchase or acquisition from the Company of any shares of its Capital Stock or any security convertible into or exercisable for any shares of its Capital Stock.  Except pursuant to this Agreement, the Company’s Articles of Incorporation, as amended from time to time (the “Charter”), and options granted under the Option Plan, the Company is not obligated to issue or sell any Capital Stock and, except for this Agreement and the Charter, neither the Company nor any of its stockholders is party to, or otherwise bound by, any agreement affecting the voting of the Capital Stock.  The consummation of the transactions contemplated hereunder will not result in any anti-dilution adjustment or other similar adjustment to the conversion ratio of any outstanding shares of Capital Stock.  Except as set forth in the Option Plan or the agreements for options issued thereunder, no stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of equity securities or rights to purchase equity securities provide for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of any merger, consolidated sale of stock or assets, change in control or any other similar transaction by the Company.

(h)           SEC Reports; Financial Statements.  Except as set forth on Schedule 4.1(h), the Company has filed all SEC Reports on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)           Press Releases.  The press releases disseminated by the Company during the 12 months preceding the date of this Agreement, individually and considered together, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(j)           Material Changes.  Since the date of the latest audited financial statements included in the Company’s most recent Annual Report on Form 10-K, except as specifically disclosed in the SEC Reports or as set forth in Schedule 4.1(j), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to have a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses, and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its critical accounting policies or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information or documents.

(k)           Litigation.  There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents, the Common Shares or the Revenue Share or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation or inquiry by the Commission involving the Company or any current or former director or officer of the Company.  The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l)           Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

(m)           Compliance.  Except as set forth in Schedule 4.1(m), neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, banking, occupational health and safety, product quality and safety and employment and labor matters. The Company is in compliance with the requirements that are currently applicable to it under the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder.

(n)           Material Permits.  The Company and the Subsidiaries possess all Material Permits, and neither the Company nor any Subsidiary has received any notice of any Action relating to the revocation or modification of any Material Permit.

(o)           Private Placement.

(i)           Neither the Company nor any Person acting on the Company’s behalf has sold, offered to sell or solicited any offer to buy the Common Shares by means of any form of general solicitation or advertising.  Neither the Company, any of its Affiliates nor any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (A) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Common Shares as contemplated hereby or (B) cause the offering of the Common Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market.

(ii)          The Company is not a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

(p)           Material Contracts.  All material agreements that were required to be filed as exhibits to the SEC Reports under Item 601 of Regulation S-K or are otherwise material to the Company and its Subsidiaries, taken as a whole (collectively, the “Material Agreements”), to which the Company or any Subsidiary of the Company is a party, or the property or assets of the Company or any Subsidiary of the Company are subject, have been filed as exhibits to the SEC Reports or are not required to be so filed and have been provided to Investor.  All Material Agreements are valid and enforceable against the Company in accordance with their respective terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and (ii) as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.  The Company is not in breach of or default under any of the Material Agreements, and to the Company’s knowledge, no other party to a Material Agreement is in breach of or default under such Material Agreement.  The Company has not received a notice of termination nor is the Company otherwise aware of any threats to terminate any of the Material Agreements.

(q)           Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to any of the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Common Shares and the Investor’s ownership of the Common Shares.

(r)           Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities or personal property held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in material compliance.

(s)           Acknowledgment Regarding Investors’ Purchase of Securities.  The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Company, this Agreement and the transactions contemplated hereby.  The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company with respect to this Agreement and the transactions contemplated hereby.  The Company further represents to the Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives, and no statement, commitment or promise to the Company or any of its representatives by the Investor is or was an inducement to the Company to enter into this Agreement or otherwise.

(t)           Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all Intellectual Property Rights.  Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights, if any, used by the Company or any Subsidiary violates or infringes upon the rights of any Person.  Except as set forth in the SEC Reports, all such Intellectual Property Rights are enforceable and, to the Company’s knowledge, there is no existing infringement by another Person of any of the Intellectual Property Rights.

(u)           [Reserved].

(v)           Transactions With Affiliates and Employees.  Except as disclosed in the SEC Reports or on Schedule 4.1(v), none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case that would be required to be disclosed now or in the future in an SEC Report pursuant to the requirements of Item 404 of Regulation S-K promulgated under the Securities Act.

(w)           Internal Accounting Controls.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Forms 10-K or 10-Q, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the Evaluation Date.  The Company presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as described in Item 308(c) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(x)           Investment Company.  The Company is not, and will not after the consummation of the offering of Common Shares contemplated by this Agreement be, an “investment company” or an Affiliate of an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(y)           Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Investor shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by the Investor pursuant to written agreements executed by the Investor which fees or commissions shall be the sole responsibility of the Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(z)           Certain Registration Matters. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 4.2(b)-(f), the offer and sale of the Common Shares by the Company to the Investor under this Agreement is exempt from the registration requirements of the Securities Act.  Except as contemplated by the Investor Rights Agreement, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company that are currently outstanding registered with the Commission or any other governmental authority that have not been satisfied.

(aa)           Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12 of the Exchange Act, and the Company has taken no action designed to, or which, to its knowledge, is likely to have the effect of, terminating the registration under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the two (2) years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing or quotation of the Common Stock on the Trading Market. The issuance of the Common Shares under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Investor the maximum number of Common Shares contemplated by Transaction Documents.

(bb)           Disclosure.  The Company confirms that, except for the transactions contemplated by this Agreement or the Loan Agreement or as set forth in Schedule 4.1(bb), neither it nor any Person acting on its behalf has provided the Investor or its agents or counsel with any information that the Company believes constitutes material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided to the Investor regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement and the Schedules to this Agreement) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(cc)           Acknowledgement Regarding Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 5.9 hereof as to the Investor), it is understood and agreed by the Company (i) that neither the Investor nor any Person to whom an offer of Common Shares has been made (each, an “Offeree”) has been asked to agree, nor has the Investor or any Offeree agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Common Shares, securities of the Company, or “derivative” securities based on securities issued by the Company for any specified term; (ii) that past or future open market or other transactions by any Investor or Offeree, including without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Investor or Offeree, and counter parties in “derivative” transactions to which any such Investor or Offeree is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that no Investor or Offeree shall be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.

(dd)           Tax Status.  The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and which are due (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes or has obtained an extension of the deadline for such filing) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  To the Company’s knowledge, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statue or local tax.  To the Company’s knowledge, none of the Company’s tax returns is presently being audited by any taxing authority.

(ee)           No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.

(ff)           Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(gg)           Solvency.  Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive at the Closing, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(hh)           Environmental Matters.  Except as otherwise described in Schedule 4.1(hh), (i)  neither the Company nor any of its Subsidiaries is in violation of any Law, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its Subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is in violation of any Environmental Law, except, in each case, as would not, individually or in the aggregate, expect to result in material expenditures or remediation costs by the Company or its Subsidiaries; (ii) there is no claim, action or cause of action filed with a court or Governmental Authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its Subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate expect to result in material expenditures or remediation costs by the Company or its Subsidiaries; (iii) to the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, except as would not, individually or in the aggregate expect to result in material expenditures or remediation costs by the Company or its Subsidiaries; and (iv) neither the Company nor any of its Subsidiaries is subject to any pending or, to the Company’s knowledge, threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $50,000 or more.

(ii)           PFIC.  Neither the Company nor any Subsidiary is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the Code.

(jj)           OFAC. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the OFAC; and the Company will not directly or indirectly use the proceeds of the Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(kk)           Money Laundering Laws. The operations of each of the Company and any Subsidiary are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ll)           No Additional Representations.  The Company acknowledges that the Investor does not make and has not made any representations, warranties or agreements with respect to the transactions contemplated hereby other than those specifically set forth in the Transaction Documents.

4.2           Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company as follows:

(a)           Organization; Authority.  The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if the Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Investor.  Each of the Transaction Documents has been duly executed by the Investor, and when delivered by the Investor in accordance with terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies, (ii) laws relating to the availability of specific performance, injunctive relief or other equitable principles of general application or (iii) with respect to the indemnification provisions of the Investor Rights Agreement, public policy.

(b)           Investment Intent.  The Investor is acquiring the Common Shares as principal for its own account for investment purposes only and not with a view to or for distributing such Common Shares or any part thereof in violation of applicable federal and state securities laws; provided, however that such representation is made without prejudice to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Common Shares in compliance with applicable federal and state securities laws.  Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Common Shares for any period of time.

(c)           Investor Status.  At the time the Investor was offered the Common Shares, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

(d)           Reliance on Exemptions.  The Investor understands that the Common Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Investor set forth in this Section 4.2 in order to determine the availability of such exemption and the eligibility of the Investor to acquire the Common Shares.

(e)           General Solicitation.  The Investor is not purchasing the Common Shares as a result of any advertisement, article, notice or other communication regarding the Common Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)           Access to Information.  The Investor acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Common Shares and the merits and risks of investing therein; (ii) access to public information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional public information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in the Transaction Documents.

(g)           Independent Investment Decision.  The Investor has independently evaluated the merits of its decision to purchase Common Shares pursuant to this Agreement, such decision has been independently made by the Investor and the Investor confirms that it has only relied on the advice of its own business and/or legal counsel in making such decision.

(h)           Transfer or Resale.  The Investor understands that except as otherwise provided in this Agreement and the Investor Rights Agreement, the Common Shares have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, the Investor may have to bear the risk of owning the Common Shares for an indefinite period of time because the Common Shares may not be transferred unless (i) the resale of the Common Shares is registered pursuant to an effective registration statement under the Securities Act; (ii) subject to the provisions of Section 5.1,  the Investor has delivered to the Company an opinion of counsel to the effect that the Common Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii)  the Common Shares are sold or transferred pursuant to Rule 144 and, subject to the provisions of Section 4.1, the Investor has delivered to the Company an opinion of counsel to the effect that the Common Shares to be sold or transferred may be sold or transferred pursuant to Rule 144.

(i)           Residence.  If such Investor is an individual, then such Purchaser resides in the state or province identified in the address of such Purchaser set forth on the signature page hereto; if such Investor is a partnership, corporation, limited liability company or other entity, then the office or offices of such Investor in which its investment decision was made is located at the address or addresses of such Investor set forth on the signature page hereto.

(j)           No Additional Representations.  The Investor acknowledges that the Company does not make and has not made any representations, warranties or agreements with respect to the transactions contemplated hereby other than those specifically set forth in the Transaction Documents.

ARTICLE V
OTHER AGREEMENTS OF THE PARTIES

5.1           (a)           The Company and the Investor agree that the Common Shares may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Common Shares other than pursuant to (i) an effective registration statement, (ii) to the Company, (iii) to an Affiliate of the Investor or (iv) in connection with a pledge as contemplated in Section 5.1(b), the transferor thereof will, if required by the Company, provide to the Company an opinion of counsel selected by the transferor, reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Common Shares under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of an Investor hereunder and under the Investor Rights Agreement.

(b)           Certificates evidencing the Common Shares will contain the following legend, until such time as they are not required under Section 5.1(c):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAW.  THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE SECURITIES ACT OR A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION FOR SUCH SALE, OFFER, TRANSFER OR OTHER ASSIGNMENT IS AVAILABLE UNDER THE SECURITIES ACT AND SUCH STATE LAWS.  THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES IN A MANNER THAT COMPLIES WITH THE SECURITIES ACT.

The Company acknowledges and agrees that the Investor may from time to time pledge, and/or grant a security interest in some or all of the Common Shares pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, the Investor may transfer pledged or secured Common Shares to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge.  No notice shall be required of such pledge.  At the Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Common Shares may reasonably request in connection with a pledge or transfer of the Common Shares including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(c)           Certificates evidencing the Common Shares shall not contain any legend (including the legend set forth in Section 5.1(b)): (i) following a sale of such Common Shares while a registration statement (including the Registration Statement) is effective that covers the resale of the Common Shares, or (ii) following a sale of such Common Shares pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).  Following such time as restrictive legends are not required to be placed on certificates representing Common Shares in accordance with this Section, the Company will, no later than three (3) Trading Days following the delivery by the Investor to the Company or the Company’s transfer agent of a certificate representing Common Shares containing a restrictive legend, deliver or cause to be delivered to the Investor a certificate representing such securities that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

5.2           Furnishing of Information.  As long as the Investor owns the Common Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as the Investor owns Common Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) such information as is required for the Investor to sell the Common Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Common Shares may reasonably request, all to the extent required from time to time to enable such Person to sell such Common Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

5.3           Integration.  The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Common Shares pursuant to this Agreement in a manner that would require the registration under the Securities Act of the sale of the Common Shares to the Investor, or that would be integrated with the offer or sale of the Common Shares for purposes of the rules and regulations of any Trading Market.

5.4           [Reserved]

5.5           Securities Laws Disclosure; Publicity.  By 8:30 a.m. (New York time) on third Business Day following the Closing Date, the Company will file a Current Report on Form 8-K or issue a press release disclosing all material terms of the transactions contemplated hereby (and attach as exhibits thereto the Transaction Documents) in accordance with the applicable Commission rules and regulations.  In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor, or include the name of the Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of the Investor, except to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Investor with prior notice of such disclosure.

5.6           Indemnification of the Investor.

(a)           In addition to the indemnity provided in the Investor Rights Agreement, the Company will indemnify and hold the Investor Parties harmless from any and all Losses that any such Investor Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in any Transaction Document or (ii) any Action instituted against the Investor, or any of its Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Investor’s representation, warranties or covenants under the Transaction Documents or any agreements or understandings the Investor may have with any such stockholder or any violations by the Investor of state or federal securities laws or any conduct by the Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any Action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing.  Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party.  The Company will not be liable to any Investor Party under this Agreement (i) for any settlement by an Investor Party effected without the Company’s prior written consent which consent; or (ii) to the extent, but only to the extent, that a Loss is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by the Investor in this Agreement or in the other Transaction Documents.  In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal (to the extent provided herein) and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

5.7           Non-Public Information.  The Company covenants and agrees that, except as required or permitted by the Transaction Documents or arising out of the Company’s obligations thereunder, neither it nor any other Person acting on its behalf will provide the Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Investor shall have executed a written agreement regarding the confidentiality and use of the information. The Company understands and confirms that each Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.  In the event of a breach of the foregoing covenant by the Company or any Person acting on its behalf, the Company shall, upon written notice of such breach, make public disclosure of such material non-public information.  In the event that the Company has not made such public disclosure within two (2) business days of such written notice, in addition to any other remedy provided herein or in the Transaction Documents or otherwise available, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material non-public information without the prior approval by the Company, its Subsidiaries, or any Person acting on its or their behalf.   The Investor shall have no liability to the Company, its Subsidiaries, or any Person acting on its or their behalf for any such disclosure.

5.8           Reservation of Shares.  The Company agrees that if the Company applies and is accepted to have the Common Stock traded on any Trading Market, it will use commercially reasonable efforts to list all of the Common Shares on such Trading Market concurrently with such listing.  Once so listed, the Company will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

5.9           Delivery of Share Certificates.  As soon as practicable after the Closing, but in no event more than five (5) business days after the Closing, the Company agrees to cause manually executed originals of a certificate evidencing the Common Shares, registered in the name of the Investor, to be delivered to the Investor at such address as the Investor shall direct in writing to the Company on or prior to the Closing Date.

ARTICLE VI
MISCELLANEOUS

6.1           Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents; provided, that the Company shall reimburse the Investor for the reasonable fees and expenses of its US and Brazilian counsel.  The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Common Shares.

6.2           Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Investor such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:	Resource Holdings, Inc.
11753 Willard Avenue
Tustin, CA. 92782
Phone:  (714) 832-3249
Facsimile No.: (714) 948-8209
Attn: Michael B. Campbell

With a copy to:	Pryor Cashman LLP
7 Times Square
New York, New York  10036-6569
Attn:  Eric M. Hellige, Esq.
Facsimile No.:  (212) 798-6380

If to the Investor:	West Ventures, LLC
152 West 57th Street, 54th Floor
New York, NY  10019
Phone:  212-581-0500
Fax:  212-581-0002
Attn: Ari Hirt
Email: ahirt@platinumlp.com

With a copy to:	DLA Piper LLP (US)
1201 West Peachtree Street, Suite 2800
Atlanta, GA 30309
Attn: Brian M. Gordon
Fax: (404) 682-7819

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, (a) in the case of an amendment, by the Company and the Investor, or (b) in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. The Investor may assign any or all of its rights under this Agreement to any Person to whom the Investor assigns or transfers any Common Shares; provided that such transferee agrees in writing to be bound, with respect to the transferred Common Shares, by the provisions hereof that apply to the “Investor”; and provided, further that such transferee or assignee is approved by the Company (such approval not to be unreasonably withheld). Notwithstanding anything to the contrary herein, Common Shares may be assigned to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such securities.

6.7           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 5.6 (as to each Investor Party).

6.8           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) will be exclusively commenced in the New York Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Action has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If either party shall commence an Action to enforce any provisions of a Transaction Document, then the prevailing party in such Action shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action.

6.9           Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Common Shares for a period of two years from the Closing.  The agreements and covenants contained herein shall survive the Closing in accordance with their respective terms.

6.10         Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11         Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12         Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.13         Replacement of Common Shares.  If any certificate or instrument evidencing any Common Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Common Shares.  If a replacement certificate or instrument evidencing any Common Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.14         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.15         Adjustments in Share Numbers and Prices.  In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

6.16         Limitation of Liability.  Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of the Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of the Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of the Investor or any investor, shareholder or holder of shares of beneficial interest of the Investor shall be personally liable for any liabilities of the Investor.

6.17         Allocation of Purchase Price.  Investor and the Company shall, either prior to or after the Closing, reasonably agree to the allocation of a portion of the $11,400,000 loaned by the Investor to the Company pursuant to the Loan Agreement for the purchase price of the Common Shares and consideration for the Revenue Share.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Common Share Purchase and Revenue Share Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

RESOURCE HOLDINGS, INC.

By:	/s/ Michael Campbell
Name: Michael Campbell
Title: President

WEST VENTURES, LLC

By:	/s/ Ari Hirt
Name: Ari Hirt
Title: Portfolio Manager

Exhibit A

Investor Rights Agreement

A-1

Exhibit B

Form of Legal Opinion

D-1